                                                                  EXHIBIT 3.1.58

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2393279
                                                          Fee: $250.00

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                    (GENERAL LAWS, CHAPTER 156B, SECTION 82)

                                    01238911

         We, Randy Furr, *President

         and Rick Ackel, *Clerk

         of HADCO CORPORATION.
                           (Exact name of corporation)

         organized under the laws of Massachusetts and herein called the parent corporation, certify as follows:

         1. That the subsidiary corporation(s) to be merged into the parent corporation is/are:

            NAME               STATE OF ORGANIZATION        DATE OF ORGANIZATION
1]  Hadco Phoenix, Inc.             Delaware                  February 1, 1998

2]  CCIR of Texas Corp.             Texas                     March 27, 1997

3]  CCIR of California Corp.        California                November 5, 1997

         2. The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation or corporations with which it has voted to merge.

         ITEM 3 BELOW MAY BE DELETED IF ALL THE CORPORATIONS ARE ORGANIZED UNDER THE LAWS OF MASSACHUSETTS AND IF GENERAL LAWS, CHAPTER 156B IS APPLICABLE TO THEM.

         3. That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken.

         *Delete the inapplicable words, !n case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.

         4. That at a meeting of the directors of the parent corporation, the following vote, pursuant to General Laws, Chapter 156B, Section 82, Subsection (a) was duly adopted:

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         See page 4A

 NOTE: VOTES, FOR WHICH THE SPACE PROVIDED ABOVE IT NOT SUFFICIENT, SHOULD BE LISTED ON ADDITIONAL SHEETS TO BE NUMBERED 4A, 4B, ETC. ADDITIONAL SHEETS MUST BE 8 1/2 X 11 AND HAVE A LEFT HAND MARGIN OF 1 INCH. ONLY ONE SIDE SHOULD BE
                                     USED.

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                                     PAGE 4A

                       ACTION BY UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                                HADCO CORPORATION

         RESOLVED: that Hadco Corporation merge, and it hereby does merge, each of the entities listed below into itself and assumes all of their liabilities and obligations:

                  Hadco Phoenix, Inc.       CCIR of Texas Corp.
                                            CCIR of California Corp.

         FURTHER RESOLVED: that each merger shall be effective upon filing with the appropriate government offices.

         FURTHER RESOLVED: that the proper officers of Hadco Corporation be and they hereby are authorized and directed to make and execute Articles of Merger setting forth a copy of these resolutions to merge each of the above-listed entities and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Delaware Secretary of State and the Secretary of the Commonwealth of Massachusetts and to do all acts and things whatsoever, whether within or without the State of Delaware and the State of Massachusetts, which may be necessary or proper to effect said merger.

         DIRECTORS VOTING IN FAVOR                           DIRECTORS OPPOSED
         OF ABOVE RESOLUTION                                 TO ABOVE RESOLUTION

         /s/ Randy Furr                                       None
         -------------------------------
         Randy Furr

         /s/ Rick Ackel
         -------------------------------
         Rick Ackel

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         5.       The effective date of the merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date, which shall not be more than thirty days after the date of filing:

         1] As to Hadco Phoenix, Inc., the effective date of the merger shall be September 28, 2001.

         2] As to CCIR of Texas Corp., the effective date of the merger shall be September 28, 2001.

         3] As to CCIR of California Corp., the effective date of the merger shall be September 28, 2001.

         SECTION 6 BELOW MAY BE DELETED IF THE PARENT CORPORATION IS ORGANIZED UNDER THE LAWS OF MASSACHUSETTS.

         6. The parent corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any corporation organized under the laws of Massachusetts with which it has merged, and any obligation hereafter incurred by the parent corporation, including the obligation created by General Laws, Chapter 156B, Section 82, Subsection (e), so long as any liability remains outstanding against the parent corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligations, including taxes, in the same manner as provided in Chapter 181.

         SIGNED UNDER THE PENALTIES OF PERJURY, this 26 day of September, 2001,

                   /s/ Randy Furr             Randy Furr        , * President
         -------------------------------------------------------

                  /s/ Rick Ackel              Rick Ackel        , * Clerk
         -------------------------------------------------------

         Delete the inapplicable words, In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.